UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

SeaSpine Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

(760) 727-8399

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Integra LifeSciences Corporation (“Integra”) and PcoMed, LLC (“PcoMed”) entered into that certain Supply Agreement on May 15, 2013 (the “Agreement”), which Agreement was subsequently assigned to SeaSpine Holdings Corporation (the “Company”) by Integra on May 21, 2015. Based on a review of its preliminary financial results for the period ending September 30, 2018, the Company anticipates that its sales of products incorporating the technology licensed and supplied to the Company pursuant to the Agreement will exceed 10% of its revenue for the three and nine months ended September 30, 2018.

Pursuant to the Agreement, PcoMed granted the Company a worldwide exclusive license to sell certain of its products treated with certain proprietary PcoMed technology (the “Treatment”) for use in the spinal interbody and intervertebral market (the “Treated Products”). PcoMed serves as the sole supplier of the Treatment. As consideration for the license and the treatment, the Company paid to PcoMed initial milestone payments prior to the initial sale and the Company will pay PcoMed a low single digit royalty on the Company’s net sales of all Treated Products. In the event the Company fails to meet any of its payment obligations, the license will, at PcoMed’s option and following a cure period, convert to a non-exclusive license. The Agreement contains customary representations and termination provisions, including for material breach and bankruptcy. Each of the Company and PcoMed retain the rights to their respective intellectual property.

The foregoing description of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1*	Supply Agreement, dated May 15, 2013, by and between Integra LifeSciences Coporation and PcoMed, LLC, and subsequent assignment to SeaSpine Holdings Corporation on May 21, 2015.

*

Confidential treatment has been requested for certain confidential information contained in this exhibit. Such information was omitted from this exhibit by means of redacting a portion of the text and replacing it with an asterisk. We have filed separately with the SEC an unredacted copy of the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

Date: October 10, 2018	By: /s/ John Bostjancic
Name: John Bostjancic
Title: Chief Financial Officer